UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2010

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On July 30, 2010, West Bank, the wholly-owned subsidiary of West Bancorporation, Inc. (the “Company”), completed the transfer of the SmartyPig® savings accounts from West Bank to Compass Bank.  As previously described in a Form 8-K filing made by the Company on June 9, 2010, West Bank entered into a U.S. Bank Services Transition Agreement with SmartyPig, LLC, Compass Bank, an Alabama banking corporation, WB Funding Corporation, and Macks, Inc. effective June 2, 2010.  The agreement defined the process for transferring funds on deposit in the SmartyPig® related savings accounts from West Bank to Compass Bank upon depositor authorization.  The transfer reduced West Bank’s total deposit liabilities by approximately $176 million to approximately $1.14 billion.  The transaction was funded by liquidating short-term assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

August 2, 2010	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer